Exhibit 10.1

Financial Gravity Holdings, Inc.

2015 STOCK OPTION PLAN

Financial Gravity Holdings,

Inc.

2015 STOCK OPTION PLAN

SECTION 1
GENERAL

1.1. Purpose. This 2015 Stock Option Plan (the “Plan”) of Financial Gravity Holdings, Inc. (the “Company”) has been established to (i) attract and retain employees, directors, and consultants of the highest caliber; (ii) motivate Participants to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of companies similar to the Company; (iv) further identify Participants’ interests with those of the Company’s shareholders through compensation based on the Company’s common stock; and (v) by means of all of the above, promote the long-term financial interests of the Company, including growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2. Participation. Subject to the terms and conditions of the Plan, the Board of Director’ s (the “ Board” ) shall determine and designate from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under, and thereby become “Participants” in, the Plan. In the discretion of the Board, a Participant may be granted more than one Award and may be granted Awards at different times. Awards may be granted as alternatives to, or replacements of, Awards already outstanding under the Plan or any other plan or arrangement of the Company (including a plan or arrangement of a business or entity all or a portion of which is acquired by the Company).

1.3. Defined Terms. Capitalized terms in the Plan shall have the meanings set forth in the Plan. In addition, the following definitions shall apply:

(a)	“Award” shall mean the grant of an Option.
(b)	“Beneficiary” shall mean, in the event the Board implements a beneficiary designation procedure, the person designated by the Participant, pursuant to such procedure, to succeed to the Participant’s rights under any outstanding Awards held by him or her at the time of death. In the absence of such procedure or designation, or if the person who would otherwise be the Beneficiary has predeceased the Participant, the Beneficiary shall be the personal representative of the estate of the Participant or the person or persons to whom the Award is transferred by will or the laws of descent and distribution.
(c)	“Board” shall mean the Board of Directors of the Company.
(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended.
(e)	“Company” shall mean Financial Gravity Holdings, Inc. and, except when the context implies otherwise, any Related Corporation.
(f)	“Date of Termination” shall mean the first day on or after the Grant Date on which the Participant ceases to be employed by the Company or ceases to provide services to the Company as a director, consultant, or other provider of Services to the Company, regardless of the reason for such cessation; provided, that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Corporation or between two Related Corporations; and further provided, that the Participant’s employment shall not be considered terminated while the Participant is on an approved leave of absence. If, as a result of a sale or other transaction, the Participant’s employer, or the organization to which the Participant provides services, ceases to be a Related Corporation, the date of the occurrence of such transaction shall be treated as the Participant’s Date of Termination, caused by the Participant’s being discharged by the Company or Related Corporation.

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(g)	“Eligible Employee” shall mean any employee of the Company and any director, consultant, or other person providing services to the Company. Options may be granted in connection with hiring an employee before the individual has actually started working for the Company.
(h)	“Exercise Date” shall mean the date as of which an Option is exercised.
(i)	“Expiration Date” shall mean the day as of the end of which an Option has permanently ceased to be exercisable.
(j)	“Fair Market Value” shall mean as of any date:
(i)	If the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then “Fair Market Value” shall be the mean between the lowest and highest reported sale prices of Stock on that date on the principal exchange on which the Stock is then listed or admitted to trading.
(ii)	If sale prices are not available, or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on such day as reported on the OTC Bulletin Board, or a comparable service.
(iii)	If subparagraphs (i) and (ii) next above would be applicable, except that no Sale of Stock occurred on the day, Fair Market Value shall be determined as of the last preceding day when a Sale of Stock occurred.
(iv)	If subparagraphs (i), (ii) and (iii) next above are inapplicable, then the Fair Market Value of the Stock shall be its fair market value determined by the Board in good faith and through the exercise of reasonable diligence.
(k)	“Grant Date” shall mean the date as of which the Award is made to the Participant.
(l)	“Non-qualified Stock Option,” or “NQSO” shall mean an option not intended to satisfy the requirements of Code section 422.
(m)	“Option” shall mean an option to purchase shares of Stock granted under the Plan.
(n)	“Related Corporation” shall mean any company that is a “parent corporation” (as that term is defined in Code section 424(e)) or a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company; provided, however, that except in the case of an Incentive Stock Option, the term “Related Corporation” shall also mean a company that would be a “parent corporation” or a “subsidiary corporation” under the foregoing definition, except that the company is not a corporation.

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(o)	“Stock” shall mean shares of common stock, $0.0001 par value per share, of the Company.
(p)	“Stock Option Agreement” shall mean the document evidencing the grant of the Award.

SECTION 2

STOCK OPTIONS

2.1.       Types of Options. Options granted under this Plan shall be Non-qualified Stock Options (“NQSOs”).

2.2.       Stock Option Agreements. Options and shares of Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions, and contingencies as the Board may establish in the applicable Stock Option Agreement. The Board in its discretion may impose such conditions, restrictions, and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as it determines are desirable.

2.3.       Term of Options. The Expiration Date of an Option shall be as set forth in the Stock Option Agreement.

2.4.       Exercise Price. The “Exercise Price” of each Option shall be established by the Committee, but shall not be less than 100% of Fair Market Value on the Grant Date.

2.5       Payment of Option Exercise Price. The Exercise Price of an Option shall be payable in full in cash at the time of exercise; provided, however, that the Board may, in its sole discretion, before or after the Grant Date, permit a Participant to pay the Exercise Price with shares of Stock already owned by the Participant, or by irrevocably authorizing a third party to sell a portion of the shares acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the entire Exercise Price. The Board’s permission to a Participant to pay the Exercise Price with shares of Stock or by authorizing a third party to sell a portion of the shares subject to the exercise and remit the proceeds to the Company shall not be effective to bind the Company or the Board unless set forth expressly in a writing adopted by the Board and delivered by the Board to the Participant.

SECTION 3

OPERATION AND ADMINISTRATION

3.1. Effective Date. The Plan shall be effective as of February 27, 2015 (the “Effective Date”).

3.2. Term of the Plan. No Option may be issued under the Plan after February 27, 2017.

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3.3. Stock Subject to Plan.

(a)	The maximum number of shares of Stock that may be issued under the Plan is 3,000,000 shares. Shares of Stock to be issued upon the exercise of Options may be either authorized but unissued shares or shares held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the shares of Stock not purchased shall again be available for Options.
(b)	In the event of a business reorganization (including, without limitation, a stock dividend, or split, an extraordinary cash dividend, a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Board may adjust Awards to preserve the equivalent economic benefits or potential benefits of the Awards. Action by the Board may include: (i) adjustment of the total number and kind of shares of Stock that may be delivered under the Plan; (ii) adjustment of the number and kind of shares of Stock subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Board determines to be equitable.

3.4. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan unless such delivery would comply with all legal requirements (including, without limitation, the requirements of the Securities Act of 1933) and any applicable requirements of any securities exchange or similar entity.
(b)	To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by law or the rules of any stock exchange.

3.5. Tax Withholding. All exercises of Options under the Plan are subject to withholding of all applicable taxes, including all federal, state, and local income and employment tax withholding. The delivery of any shares of Stock under the Plan is conditioned upon satisfaction of any applicable withholding requirements. The Board may, in its sole discretion, exercised at or after the time of a grant, permit a Participant to satisfy such tax withholding requirements by withholding from the shares of Stock otherwise deliverable to the Participant as a result of the exercise of the Option shares having a value equal to the minimum amount required to be withheld. The Board’s permission to a Participant to effect tax withholding by withholding shares shall not be effective to bind the Company or the Board unless set forth expressly in a writing adopted by the Board and delivered by the Board to the Participant. In the absence of the Board’s specific written permission to satisfy tax withholding requirements in shares of Stock, such requirements must be satisfied by the Participant in cash, including by the Participant’s irrevocably authorizing a third party to sell a sufficient number of shares of Stock acquired upon exercise of the Option.

3.6. Transferability. Except as otherwise provided by the Board, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution and may be exercised during the life of the Participant only by the Participant.

3.7. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in a writing filed with the Board at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Board shall require.

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3.8. Agreement with Company. An Award under the Plan shall be subject to such terms and conditions as the Board shall prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Board. A copy of such document shall be provided to the Participant, and the Board may, but need not, require that the Participant sign a copy of such document. Such document is referred to in the Plan as a “Stock Option Agreement” regardless of whether any Participant signature is required.

3.9. Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of its Board or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or, except to the extent prohibited by law or the rules of any stock exchange, by a duly authorized officer.

3.10. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural, and the plural shall include the singular.

3.11. Limitation of Implied Rights. The Plan does not constitute a contract of employment. Selection as a Participant will not give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon its holder any rights as a shareholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

3.12. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information that the person acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

3.13. Choice of Law. The Plan shall be governed by and interpreted in accordance with Texas law, without regard to the conflict of law provisions of any state; a Stock Option Agreement may contain a different choice of law provision applicable to the Stock Option Agreement, and not to the Plan as a whole.

SECTION 4

BORD OF DIRECTORS

4.1.       Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors (the “Board”).

4.2.       Powers of Board. The Board’s administration of the Plan shall be subject to the following:

(a)	Subject to the provisions of the Plan, the Board shall have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine when Awards shall be made, to determine the types of Awards and the numbers of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of Awards, and, subject to the limitations contained in Section 5, to cancel or suspend Awards. In making such determination, the Board may take into account the nature of the services rendered by the Eligible Employees and their past, present, future, and potential contributions to the success of the Company. The Board may also take into account the recommendations of the Company’s senior executive management and such other factors as the Board in its discretion shall deem relevant. Subject to the provisions of the Plan, the Board shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Stock Option Agreements (which within any limits imposed by the Plan may differ substantially among different Stock Option Agreements for different Participants), and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s determinations on the matters referred to in this Section 4 shall be conclusive.

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(b)	The Board shall have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Stock Option Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(c)	Any interpretation of the Plan by the Board and any decision made by it under the Plan is final and binding on all persons.
(d)	In controlling and managing the operation and administration of the Plan, the Board shall take action in a manner that conforms to the Certificate of Formation and by-laws of the Company, and to state corporate law.

4.3.       Delegation by Board. Except to the extent prohibited by law or the rules of a stock exchange, the Board may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time.

4.4. Information to be Furnished to Board. The Company shall furnish the Board with such data and information as it determines may be required to discharge its duties. The records of the Company as to a Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment, and compensation shall be conclusive on all persons unless determined to be incorrect by the Board. Participants and other persons entitled to benefits under the Plan must furnish to the Board such evidence, data, or other information as the Board considers desirable to carry out the terms of the Plan.

SECTION 5

AMENDMENT AND TERMINATION

5.1. Board’s General Authority to Amend Plan. The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected Beneficiary), adversely affect the rights of any Participant or Beneficiary under any Award granted under the Plan before the date such amendment is adopted by the Board; provided, however, that the Committee may make any changes to an Option to the extent contemplated in the Stock Option Agreement. In addition, in connection with any merger, sale of a majority interest in the Company’s voting stock, sale of substantially all of the Company’s assets, or any similar transaction, the Company may cancel any outstanding unexercised Awards; provided, however, that the Company shall not cancel any vested Award without first giving the Participant at least 30 days written notice of its intention to cancel such vested Award in connection with such transaction and a reasonable opportunity to exercise the Award during such 30 day period before it is cancelled.

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